As filed with the

                          EXHIBIT INDEX


Exhibit       Description                               Page

4.1       Articles  of Incorporation of
          Registrant (incorporated by reference
          to Exhibit 3(A) of Registrant's Form 10-
          Q for the fiscal quarter ended August
          28, 1992).
4.2       Bylaws of Registrant (incorporated by
          reference to Exhibit 3(B) of
          Registrant's Form 10-K for the fiscal
          year ended June 3, 1994).
5.1       Opinion of David K. Ginn regarding        10-11
          legality of shares being registered.
23.1      Consent of Arthur Andersen LLP.           12
23.2      Consent of David K. Ginn (included in
          Exhibit 5.1).
24.1      Power of Attorney (included on
          signature page).
99.1      Oxford Industries, Inc. 1997 Stock
          Option Plan (incorporated by reference
          to Registrant's Proxy Statement dated
          August 29, 1997).